Exhibit 21.1

SEITEL, INC.

LIST OF SUBSIDIARIES OF THE REGISTRANT

	NAME OF SUBSIDIARY	INCORPORATED IN	100% OWNED BY
*	African Geophysical, Inc. ...............................	Cayman Islands...............	Seitel Geophysical, Inc.
*	Alternative Communication Enterprises, Inc......	Texas.............................	Seitel, Inc.
*	Datatel, Inc. .................................................	Delaware.........................	Seitel Data Corp.
	DDD Energy, Inc. ..........................................	Delaware.........................	Seitel, Inc.
*	EHI Holdings, Inc. .........................................	Delaware.........................	Seitel Geophysical, Inc.
*	Endeavor Exploration, LLC..............................	Delaware.........................	Energy Venture Holdings, LLC
*	Energy Venture Holdings, LLC........................	Delaware.........................	Seitel, Inc.
*	Express Energy I, LLC...................................	Delaware.........................	Energy Venture Holdings, LLC
*	Exsol, Inc. ...................................................	Delaware.........................	Seitel, Inc.
*	Geo-Bank, Inc. .............................................	Texas.............................	Seitel, Inc.
	Matrix Geophysical, Inc. ................................	Delaware.........................	Seitel, Inc.
*	N360X, L.L.C.................................................	Texas.............................	Seitel Management, Inc.
	Olympic Seismic Ltd. ....................................	Alberta, Canada...............	SEIC Holdings Ltd.
	SEIC, Inc......................................................	Delaware.........................	Seitel Canada Holdings, Inc.
	SEIC Business Trust......................................	Alberta, Canada...............	SEIC Holdings Ltd.
	SEIC Holdings Ltd.........................................	Alberta, Canada...............	SEIC Partners LP
*	SEIC L.L.C. ..................................................	Delaware.........................	SEIC Holdings Ltd.
	SEIC Partners Limited Partnership..................	Alberta, Canada LP..........	99.89%- Seitel Canada Holdings, Inc. (LP), .11%-SEIC, Inc. (GP)
	SEIC Trust Administration, Ltd. ......................	Alberta, Canada...............	SEIC Holdings Ltd.
	Seitel Canada Holdings, Inc. ..........................	Delaware.........................	Seitel, Inc.
	Seitel Canada, L.L.C. ....................................	Delaware.........................	Seitel, Inc.
	Seitel Data Corp. ..........................................	Delaware.........................	Seitel, Inc.
	Seitel Data, Ltd. ...........................................	Texas LP........................	99%-Seitel Data Corp. (LP), 1%-Seitel Delaware, Inc. (GP)
	Seitel Delaware, Inc. .....................................	Delaware.........................	Seitel, Inc.
*	Seitel Gas & Energy Corp. ............................	Delaware.........................	Seitel, Inc.
*	Seitel Geophysical, Inc. ................................	Delaware.........................	Seitel, Inc.
	Seitel IP Holdings, LLC..................................	Delaware.........................	33%-Seitel Solutions Canada, Ltd., 33%-Seitel Solutions, Ltd., 34%-Seitel International, CV
	Seitel International, Inc. .................................	Cayman Islands...............	Seitel Data Corp.
	Seitel Management, Inc. ................................	Delaware.........................	Seitel, Inc.
*	Seitel Natural Gas, Inc. .................................	Delaware.........................	Seitel Gas & Energy Corp.
	Seitel Offshore Corp. .....................................	Delaware.........................	Seitel Data Corp.
*	Seitel Power Corp. ........................................	Delaware.........................	Seitel, Inc.
	Seitel Solutions Canada Ltd. ..........................	Alberta, Canada...............	Seitel Solutions, Inc.
	Seitel Solutions, Inc. .....................................	Delaware.........................	Seitel, Inc.
	Seitel Solutions, L.L.C. .................................	Delaware.........................	Seitel Solutions, Inc.
	Seitel Solutions, Ltd. .....................................	Texas LP........................	99%-Seitel Solutions, L.L.C. (LP), 1%-Seitel Solutions, Inc. (GP)
	Seitel Solutions Holdings, LLC .......................	Delaware.........................	Seitel Solutions, L.L.C.
	Seitel International, BV...................................	Netherlands.....................	Seitel International, CV
	Seitel International, CV...................................	Netherlands.....................	90%-SI Holdings, G.P., 10%-Seitel Solutions Holdings, LLC
	SI Holdings, G.P............................................	Delaware.........................	90%-Seitel Solutions, L.L.C., 10%-Seitel Solutions, Inc.
*	Vision Energy, Inc. .......................................	Delaware.........................	19%-Seitel, Inc.
*	818312 Alberta Ltd.........................................	Alberta, Canada...............	Seitel Canada Holdings, Inc.
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*	Dormant